As filed with the Securities and Exchange Commission on May 9, 2008
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADTOMIZE INC.
(Exact name of Registrant as specified in its charter)

Nevada	7310	41-2247537
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

Lester G. Manalo
President and Chief Executive Officer
200 South Virginia Street - 8th Floor
Reno, NV 89501
Phone: 775-583-1801
(Address and telephone number of Registrant's principal executive offices)
(Address of principal place of business or intended principal place of business)

Business Filings Incorporated
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐            Accelerated Filer ☐

Non-accelerated filer ☐            Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(¹)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	840,000	$0.05	$42,000	$3.83
Total	840,000	$0.05	$42,000	$3.83

(¹)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion Dated May 9, 2008

Adtomize Inc.

A MAXIMUM OF 840,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 840,000 shares of our common stock. The selling stockholders have advised us that they will sell the shares of common stock from time to time after this prospectus is declared effective and they have set an offering price for these securities of $0.05 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. The Selling Stockholders may be deemed underwriters of the shares of common stock that they are offering. We will pay the expenses of registering these shares.

The date of this prospectus is _______, __, 2008

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PLAN OF DISTRIBUTION	41

DESCRIPTION OF SECURITIES	44

SHARES ELIGIBLE FOR FUTURE SALES	45

LEGAL MATTERS	46

EXPERTS	46

WHERE YOU CAN GET MORE INFORMATION	46

FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 9. All references to "we," "us," "our," "Adtomize," "Company" or similar terms used in this prospectus refer to Adtomize Inc.

Corporate Background

We were incorporated on July 31, 2007. We have not generated any revenues to date and we are a development stage company. We are focused on developing and offering a Global Advertising Gateway system to facilitate the buying and selling of internet advertising banners on high traffic websites. As a web based company, sales and marketing will be driven through the web site. It is our goal to become an industry leader in brokering online advertising.

Our offices are currently located at 200 South Virginia Street, 8th Floor, Reno, NV 89501. Our telephone number is 775-686-6000. We have an informational web site at http://adtomize.com. Our fiscal year end is March 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares of common stock being offered by the selling stockholders	840,000 shares of our common stock.

Offering price	$0.05 per share of common stock.

Number of shares outstanding before the offering	1,840,000

Number of shares outstanding after the offering if all the shares are sold	1,840,000

Our executive officers and Directors currently hold 54.35% of our shares, and, as a result, they retain control over our direction.

Market for the common stock
There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock

Summary Financial Data

The following summary financial information for the period from July 31, 2007 (date of inception) through March 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and accompanying notes included in this prospectus.

Statements of Operations
Period from inception (July 31, 2007) to March 31, 2008

Net loss	16,542

Net loss per common share:
Basic and diluted (less than $0.01 per share	0

Weighted average number of Common shares outstanding:	1,840,000

Balance Sheet Data March 31, 2008

Total assets	$40,050
Total liabilities	6,592
Total Liabilities and Stockholders’ Equity	$40,050

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net losses of $(16,542) for the period from July 31, 2007 (date of inception) through March 31, 2008. We anticipate generating losses for the next 12 months, with revenues beginning no earlier than the fiscal year of 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

2. We are a development stage company and may never be able to execute our business plan.

We were incorporated on July 31, 2007. We currently have no products, customers, or revenues. Although we have begun initial planning for the development of our Global Advertising Gateway system and our online advertising services, we may not be able to execute our business plan unless and until we are successful in raising funds. The $50,000 that has been invested by our current stockholders will be required by us to commence operations, and to remain operational during the next twelve months. We may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3. Our business plan may be unsuccessful.

The success of our business plan is dependent on our developing our Global Advertising Gateway system to facilitate the buying and selling of internet advertising space. Our ability to develop this system is unproven, and the lack of operating history makes it difficult to validate our business plan. As a web-based company, sales and marketing will be driven through our web site. In addition, the success of our business plan is dependent upon the market acceptance of our system. Should this system be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

4. We have no operating history and have maintained losses since inception, which we expect will continue in the future.

Management believes that the prior investment of $50,000 by our current stockholders will be sufficient to commence and continue our planned activities for approximately 12 months after the offering. We expect, however, to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our Global Advertising Gateway system and the marketing and sale of our online advertising services. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Risks Relating to Our Business

5. Our executive officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

Our officers and Directors hold 54.35 % of the outstanding shares of our common stock.

These stockholders will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6. Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation of our business. Since our officers and Directors are currently employed full-time elsewhere, they are able to commit to us only up to 25-30 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

7. Our officers and Directors are located in the Philippines.

Since all of our officers and Directors are located in the Philippines, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

8. Online Advertising Systems are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the internet advertising market, we must continue to design, develop and sell new and enhanced services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such services will depend on a variety of factors, including:

•	Identifying and responding to market demand for new advertising services;

•	The scalability of our equipment platforms to efficiently deliver our services;

•	Keeping abreast of technological changes;

•	Timely developing and implementing new product/service offerings and features;

•	Maintaining quality of performance;

•	Providing cost-effective service and support; and

•	Promoting our services and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced services in a timely manner, if such new or enhanced services do not achieve sufficient market acceptance, or if such new service introductions decrease demand for existing services, our operating results would decline and our business would not grow.

9. We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share. Also, intense competition in the markets in which we compete could prevent us from increasing or sustaining our revenue and prevent us from achieving profitability.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours.

10. We need to retain key personnel to support our services and ongoing operations.

The development of our Global Advertising Gateway system and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop our system products and sell our services, which could adversely affect our financial results and impair our growth.

11. Because Messrs. Manalo and Lopez have no experience in running a company that sells our online advertising services, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a start-up company and we intend to market and sell our Global Advertising Gateway system. Messrs., Manalo and Lopez, our current officers, have effective control over all decisions regarding both policy and operations of our company with no oversight from other management. Our success is contingent upon these individuals' ability to make appropriate business decisions in these areas. It is possible that their lack of relevant operational experience could prevent us from becoming a profitable business and an investor from obtaining a return on his investment in us.

12. If we are unable to attract and retain the interest of websites interested in selling advertising space and of websites interested in advertising themselves to use our service, we will not be successful.

We will rely significantly on our ability to attract and retain the interest of websites looking to sell advertising space, as well as the interest of websites looking to advertise their sites. We will need to continually evaluate and build our network of websites to keep pace with the needs of both the sellers and purchasers of advertising space and to remain competitive in our business. We may be unable to identify or obtain the participation of a sufficient number of websites that are interested in selling advertising space to satisfy the needs of those websites who are interested in advertising their sites, which may decrease the potential for the growth of our business. We cannot assure that we will be successful in signing up websites to our service or in brokering the sale of advertising space. The cost of attracting websites to utilize our service may be higher than we anticipate, and, as a result, our profitability could be minimal. Similarly, if we are unable to attract and retain the interest of websites looking to sell advertising space, our ability to offer our service to websites looking to advertise their sites may decline and, as a result, the websites looking to advertise may not utilize our service, which may result in a loss of websites interested in selling advertising space.

13. Our success depends on independent contractors to develop our services.

We intend to rely on third party independent contractors for software development, database design, website interface, web hosting, and for other development functions. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractors, and we can provide investors with no assurance that our website and associated databases and administrative software will be developed according to the specifications that we require. If we are unsuccessful in addressing these risks, our business will most likely fail.

14. Future regulation of the internet could restrict our business, prevent us from offering services, and/or increase our cost of doing business.

The laws, regulations or rulings that specifically address access to or commerce on the internet are subject to change. We are unable to predict the impact, if any, that future legislation, judicial precedents, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet and popularity of broadband video products and services heighten the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

15. We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

The operation of our services will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our service and cause us to lose customers or make it more difficult to attract new ones. In addition, because our service may be critical to the businesses of our customers, any significant interruption in service could result in lost profits or other losses to our customers.

16. Our success will depend on our ability to handle a large number of simultaneous requests for advertising, which our network may not be able to accommodate.

We expect the volume of simultaneous requests to increase significantly as our customer base grows. Our network hardware and software may need to be upgraded or expanded to accommodate this additional volume. If we fail to maintain an appropriate level of operating performance, or if our service is disrupted, our reputation would be harmed and we could lose customers or have difficulties in attracting new ones.

17. If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time-consuming to defend;
•	Result in negative publicity;
•	Force us to stop selling our services that rely on the challenged intellectual property;
•	Require us to redesign our software products;
•	Divert management’s attention and our other resources; or
•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

Risks Relating to this Offering

18. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

19. There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

20. The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

21. State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

22. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

23. Because we plan to conduct our business in the Philippines and other locations in Asia, we may be subject to risks associated with political instability that could harm our business.

We plan to conduct our business in the Philippines, and from there to other locations in Asia. These countries have been subject to political instability and terrorist activities. We cannot assure you that we will be successful in overcoming the risks that relate to or arise from operating in international markets. Risks inherent in doing business on an international level include:

•	economic and political instability;
•	changes in regulatory requirements, tariffs, customs, duties and other trade barriers;
•	transportation delays;

•	power supply shortages and shutdowns;
•	difficulties in staffing and managing foreign operations and other labor problems;
•	existence of language barriers and cultural distinctions;
•	acts of God, including floods, typhoons and earthquakes; and
•	other uncertainties relating to the administration of, or changes in, or new interpretation of, the laws, regulations and policies of the jurisdictions in which we conduct our business.

In addition, our activities outside the United States are subject to risks associated with fluctuating currency values and exchanges rates, hard currency shortages and controls on currency exchange.

The risks inherent in our international operations have been increased by the threat of terrorist attacks. These attacks, coupled with an international military response, have created an uncertain economic environment, and we cannot predict the impact of these political threats or any related military action, on our customers or our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management's Discussion and Analysis and Results of Operation section beginning on page 22, and the Business section beginning on page 25, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholders pursuant to this prospectus. Please read “Selling Stockholders” for a list of the persons that will receive proceeds from the sale of common stock owned by them pursuant to this prospectus.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no public market for our common stock.

We have issued 1,840,000 common shares since the Company’s inception in July 31, 2007, all of which are restricted shares. See "Certain Relationships and Related Transactions" section below regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 44 holders of record for our common shares as of May 1, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

 SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 840,000 shares of common stock offered through this prospectus. The selling stockholders are non U.S. persons who acquired the 840,000 shares of common stock offered through this prospectus from us in a series of private placement transactions pursuant to Regulation S, thus exempting these private placements from the registration requirements of the United States Securities Act of 1933.

The following table provides as of May 1, 2008, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	The number of shares beneficially owned by each prior to this offering;

2.	The total number of shares that are to be offered by each;

3.	The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.	The percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering(¹)			Beneficial Ownership After Offering(¹)
Name of Selling Stockholder(¹)	Number of Shares	Percent(²)	Number of Shares Being Offered	Number of Shares	Percent(²)

Jocelyn C. Capistrano	20,000	*	20,000	0	0

Renalyn C. Buhayan	20,000	*	20,000	0	0

Eujean L. Ong	20,000	*	20,000	0	0

Daisy S. San Esteban	20,000	*	20,000	0	0

Leo Andre S. Soriano	20,000	*	20,000	0	0

Vyrna B. Verdeflor	20,000	*	20,000	0	0

Alfredo Z. Franco	20,000	*	20,000	0	0

Mortel Sevilla	20,000	*	20,000	0	0

Herminio Ramos	20,000	*	20,000	0	0

Reneelyn Magracia	20,000	*	20,000	0	0

Philipina Belano	20,000	*	20,000	0	0

Mutya Dela Cruz	20,000	*	20,000	0	0

Diana Lou Larman	20,000	*	20,000	0	0

Ulyses Buhia	20,000	*	20,000	0	0

Reynaldo Valencia Jr.	20,000	*	20,000	0	0

Sol-Antonette A. Gomez	20,000	*	20,000	0	0

Crisogono Cultura Jr.	20,000	*	20,000	0	0

Benita Fajardo	20,000	*	20,000	0	0

Lailani Sison	20,000	*	20,000	0	0

Brenda A. Macatangay	20,000	*	20,000	0	0

Rey V. Supera	20,000	*	20,000	0	0

Elsa M. Agno	20,000	*	20,000	0	0

Kerwin Tyson	20,000	*	20,000	0	0

Christopher Curioso	20,000	*	20,000	0	0

Nancy M. Rollo	20,000	*	20,000	0	0

James Benjamin G. Pascual	20,000	*	20,000	0	0

Myla B. Nicolas	20,000	*	20,000	0	0

Mary Jeremy A. Petilos	20,000	*	20,000	0	0

Melody Grace D. Pasumbal	20,000	*	20,000	0	0

Maria Luisa B. Evangelista	20,000	*	20,000	0	0

Maximilian P. Arce	20,000	*	20,000	0	0

James Paul Vincent B. Joven	20,000	*	20,000	0	0

Carina C. Azaula	20,000	*	20,000	0	0

Yulando A. Abdon	20,000	*	20,000	0	0

Blanquita N. Sumabat	20,000	*	20,000	0	0

Lyna M. Ballon	20,000	*	20,000	0	0

Anna Liza G. Pado	20,000	*	20,000	0	0

Eloisa B. Alcantara	20,000	*	20,000	0	0

Jayson Y. Ojeda	20,000	*	20,000	0	0

Andrea G. Barbosa	20,000	*	20,000	0	0

Antonio A. Salvador	20,000	*	20,000	0	0

Mary Ann I. Hidalgo	20,000	*	20,000	0	0

TOTAL	840,000	44.65%	840,000	NIL	NIL

Notes

*	Represents less than 1%

(¹)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(²)	Applicable percentage of ownership is based on 1,840,000 shares of common stock outstanding as of May 1, 2008.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; nor

(ii)	served as one of our officers or Directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 9 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues until we have completed development and deployment of our Global Advertising Gateway system.

Plan of Operation

We have not generated any revenues since our inception on July 31, 2007. We believe that our current funding will allow us to begin our product development, market our website, and remain in business for twelve months. We intend to begin to generate revenues no earlier than the fiscal year of 2009. If we are unable to generate revenues within twelve months of the effectiveness of this Registration Statement for any reason, or if we are unable to make a reasonable profit within twelve months of the effectiveness of this Registration Statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

In our management’s opinion, there is a market need for an internet-based advertising brokerage service, such as our Global Advertising Gateway system, to facilitate the buying and selling of internet advertising space. Over the next twelve months we intend to create an online database and to develop and market our advertising brokerage service.

Our objective is to develop our website and to execute our business plan as further described below and in the section entitled "Our Business."

By the end of 2008, we plan to develop and deploy on our web site our Global Advertising Gateway system, a software product that will facilitate the buying and selling of internet advertising space by matching websites interested in selling advertising space with websites interested in purchasing advertising space. We then intend to organize an online database of high traffic web sites and market them to potential advertisers through our proprietary web site.

We also intend, by the end of 2008, to market our advertising brokerage service by way of an online campaign aimed at the owners of under-achieving, low-traffic web sites, whom we consider the potential buyers of our service. Our working assumption is that these owners will be interested in increasing web traffic that in turn may generate revenues. We plan to offer them a method of achieving this objective. By visiting our web site, low-traffic websites will be able to buy web advertising in the form of standardized banners on high traffic web sites.

Activities to Date

We were incorporated under the laws of the State of Nevada on July 31, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees.  To date we have conducted certain preliminary surveys regarding growth of the internet and the online advertising marketplace. We have also contacted several webmasters to evaluate their opinions about the online advertising space on websites they manage. We have initiated discussions with potential outside contractors for the development of our software.

Results of Operations

During the period from July 31, 2007 (date of inception) through March 31, 2008, we incurred a net loss of $(16,542). This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 1,840,000 shares of common stock.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We have leased web hosting space needed for hosting our website at a cost of $1,200 annually.

Revenues

We had no revenues for the period from July 31, 2007 (date of inception) through March 31, 2008. We believe that we will be able to commence the marketing and distribution of our service by the end of 2008, with revenues beginning no earlier than the fiscal year of 2009.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008, reflects assets of $40,050. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Our activities to date have been supported by equity financing. We have sustained losses in all previous reporting periods with an inception to date loss of $16,542 as of March 31, 2008.   We anticipate generating losses and, therefore, may be unable to continue operations in the future. We anticipate that in the future we will be required to seek funding from our stockholders and/or other qualified investors to pursue our business plan. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

OUR BUSINESS

Overview of the Company

We are a development stage company that was incorporated on July 31, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues during the first 12 months of our operations. Our Directors have reserved a domain name for us and have also acquired web and email hosting. We have not commenced operations other than in connection with this offering and certain preliminary surveys conducted by our officers. We may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

We intend to be engaged in the development of an online advertising brokerage service to facilitate the sale of advertising space on the internet. The Company is in the process of developing a Global Advertising Gateway system to facilitate the buying and selling of internet advertising space by matching websites interested in selling advertising space with websites interested in purchasing advertising space. As a web-based company, sales and marketing will be driven through the web site.

Our offices are currently located at West Magnolia St., #400-136, Bellingham, WA, 98225. Our telephone number is (360) 392-2830. We have an informational web site at http://adtomize.com.

The Market Opportunity

Since the mid-1990’s, the internet has enjoyed tremendous growth. From the number of web sites, to the growth of the number of users, to the volume of business activity conducted on and through web sites every day.

The internet is continuing to grow steadily year over year. According to Internet World Stats, a website that tracks internet statistics (http://www.internetworldstats.com/emarketing.htm), the popularity of the internet has grown from 16 million users or 0.4% of the global population in December of 1995 to a projected 1.215 billion users or 18.5% of the global population in September of 2007.

In conjunction with that growth, online advertising has evolved as well and in recent years has matured into a significant part of the total advertising market.

According to advertising firms, the advertising world has been turned upside down by the rate of change and innovations delivered via the internet. Internet Outsider, an online resource for the advertising industry (www.internetoutsider.com), reported that in the second quarter of 2007, U.S. advertising revenue at four leading online media firms grew by $1.3 billion compared to the prior year. Conversely, fifteen other traditional brick and mortar advertising companies that sell ads saw their revenue drop approximately $280 million for the same time period. Interactive Advertising Bureau (www.iab.net) found Internet advertising revenues topping out close to $5 billion for the first quarter of 2007, a 26 percent increase over the first-quarter of 2006.

There are currently two primary means of advertising on the internet. An advertiser may either advertise via a search engine web site (such as Google or Yahoo) where the display of the advertiser’s ad is triggered by the particular search terms utilized by the user of the search engine, or an advertiser may advertise directly on particular web sites that the advertiser believes are visited by its target market.

Search engine web companies have developed extensive online advertising methodologies that are unique for their respective web user communities. These search engine companies provide advertisers with advertising space on users’ search-results web pages that match certain keywords provided by the advertisers. Advertisers pay only for those internet visitors that actually click on their advertisements. The ads are typically positioned in a stacked column on the right-hand side of the search results web page.

Many web sites have a high traffic flow of web visitors, while others do not but are interested in increasing the number of visitors to their sites. We plan to focus our efforts on those web sites that are interested in selling advertising space and on those web sites that are interested in advertising their sites. We plan to offer online advertising brokerage services to match the web sites that are interested in advertising themselves with the web sites that are interested in selling advertising space.

We plan to organize an online database of the high traffic web sites and market them to potential advertisers through a proprietary web site.

We intend to market our advertising brokerage service by way of an online campaign aimed at the owners of under-achieving, low-traffic web sites, whom we consider the potential buyers of our service. These owners want more web traffic that in turn will lead to increased revenue. We plan to offer them a method of achieving this objective. By visiting our web site, low-traffic websites will be able to buy web advertising in the form of standardized banners on high traffic web sites. A buyer may choose to promote its web site on one or a group of web sites that have high traffic volume. The buyer can control the number of banners, as well as the length of time the advertising banners appear, and thereby control how much it spends on its marketing campaign. Our customer will have its banner ad appear on the high volume web site, and thus be able to benefit from an increased number of clicks/views originating from the high traffic web site. For example, the buyer will be able to buy a designated number of clicks/views and pay for them using the PayPal system. We intend to develop a price schedule indicating the cost per thousand of clicks/views from the high volume web sites.

Our Competition

Online advertising is designed to increase the traffic flow to an advertiser’s web site. Our competition includes both search engine advertising programs as well as other online advertising brokerage companies.

Search Engine Advertising

Search engine advertising enables a buyer to sign up for a CPC (cost-per-click) advertisement and pay based on the number of web site clicks to the buyer’s web site from the online advertisement located on the search engine’s designated web pages. Many internet search engines offer this type of advertising program, including Google, which is one of the most popular web sites on the internet.

Google.com Adwords (http://www.google.ca/intl/en/ads/) is a program for advertisers who are looking for a highly controlled cost-per-click advertising system. An advertiser only pays for the number of times that people click on its ads.

Google AdSense (https://www.google.com/adsense/login/en_US/) is promoted alongside Google Adwords as a marketing initiative aimed at web site publishers. The Google AdSense program matches advertisements to publisher’s content and pays web site publishers for the Google ads that appear on their web site.

Yahoo.com Search Marketing (http://searchmarketing.yahoo.com/srch/index.php/) recently rolled out a revised marketing program called Sponsored Search. Similar to Google’s AdSense, the Yahoo Sponsored Search allows the advertiser to create ads that appear in the search results within Yahoo.

AltaVista.com (http://www.altavista.com/web/avbusiness), another popular search engine, uses the Yahoo Search Marketing program instead of developing its own program.

Other search engine web sites, such as Dog Pile.com (http://www.dogpile.com/) rely on Google and Yahoo to develop the infrastructure for online advertising.

Online Brokerage Services Companies

There are several companies that have set up online advertising brokerage web sites, each with some variations to help differentiate it from the others.

PAYPOPUP.com (http://www.paypopup.com/): This company is a four year old online advertising network that is made up of thousands of specialized websites that offers customers a wide range of unique and targeted web site traffic. They offer pop-under, layer, and banner ads for customers.

Bpath (http://www.bidvertiser.com): Bpath, an online company that has been in business since 2003, offers pay-per-click advertising, called BidVertiser, on web sites selected by the customer. A customer can chose which web site it wants to advertise on from an online database organized by topic, such as business, games, health & fitness, news, and other categories. Once the customer has selected the web sites by topic, it can refine the marketing campaign even further by designating specific geographic areas where the ads will appear. The next step in the process is unique to this company – the buyer submits its own Pay-per-Click bids for the advertising space. Advertising space is awarded to the highest bidder. According to Bpath, this bidding process enables web site owners to overcome the disadvantages of automated systems, where neither party has any control of the quality of the ads, the pricing, or the timing of the placement of those ads. The bid price is variable, depending on a range of market factors including popularity of the web sites and the quality of the web site. An advertiser can place an ad directly on one of Bpath’s listed web sites of its choice and pay only for the number of times that a web site visitor actually clicks-through to the advertiser’s web site. The company offers a range of standard online advertising units, including banner ads, inline ads, button ads, and skyscraper ads.

YesUp Ecommerce Solutions Inc. (http://www.yesadvertising.com/): This company uses an online innovation called Contextual Advertising Technology by Clicksor (http://www.clicksor.com/) to maximize the advertiser’s internet advertising dollars. They achieve this by displaying the customer’s advertisements on relevant web pages and pay per click search engines, then layering in a matching process of customer selected keywords, and then channeling the advertisements to affiliate web sites and search engines. In this manner, the company claims to be able to deliver highly targeted and effective results. The company uses an auction model (Cost Per Visit - CPV, Cost Per Click - CPC, Pay Per Click – PPC, and Cost Per Thousand Impressions - CPM metrics), where customer bid for placement ranking. This company is a profit-sharing advertising network.

Wpromote Inc. (http://www.wpromote.com/): In business since 1999, Wpromote claims to be the number one ranked internet search marketing firm in the USA. The company has three areas of business, Search Engine Optimization, Pay Per Click Advertising, and Performance Marketing. The Pay Per Click Advertising program is built around the use of search engine marketing for advertising campaigns. The cost-per-click models described above are used by Wpromote Inc. as well.

Redirected Visitors.com (http://www.redirectedvisitors.com/): This company is an online business that utilizes internet web sites that are no longer active. They buy abandoned web site domain names, put a category label on each acquisition, and add these to their inventory. Abandoned web sites continue to attract web visitors as result of prior marketing efforts. It is these present-day web visitors who are re-directed to the advertisers’ sites.

AdEngage.com (http://www.adengage.com/): This company is an alternative internet advertising web business that was founded by a former webmaster who was not content with the service he was receiving from other online advertising companies. This firm offers customers a selection of advertising packages starting with weekly ads, weekly ad packages, and targeted CPC advertisements. Opening for business in 2004, AdEngage.com touts an online network of more than 2,500 web sites and displays over 10 billion ads each month.

Our Software Product and Service Model

The online advertising brokerage business that we are planning to develop will consist of proprietary server software, a comprehensive online database, a Buy Online Advertising module, and a publisher’s module for web site owners. Our services will be internet-based. We plan to sell advertising space to low-traffic web site owners who want to increase the volume of traffic coming to their web sites. We plan on building an inventory of high-traffic web sites interested in accepting online advertisements on their sites.

Product Design and Development

The product design will be done in several steps as outlined below.

Software Designer Selection

Product design will begin after the selection of a software designer. Our plan is to use an offshore company in order to keep our costs down. Our network of contact and supplementary research suggest to us that there are a suitable number of candidates available with related experience to do the work and stay within our budget. A non-disclosure agreement will be signed before any outside contractor begins work on our web site. This document will include an acknowledgement that all property rights will remain with the Company.

Specifications and high-level design

We expect to complete specifications for the product and high level design two (2) months after the selection of a software design contractor. Completion of product specifications and high-level design will be done by our Directors in collaboration with the software design contractor.

Infrastructure acquisition and development

This step involves the acquisition of two computers that will be used as servers. One server will be dedicated for product development and the other server for the online deployment of the web site, the advertising database, the advertising buyer’s module and the web site publisher’s module and related content. We estimate that installation of the operating system, development tools and database will take two weeks to complete. This work will be handled by the software design contractor. Cost control is important at this stage and we plan to keep our costs down by using open source software such as Linux for our operating system, mySQL as a database, and PHP as programming languages, all of which are available as open source products at no cost.

Online Database – configuration and design

During the development phase we will be working on a database design that features a scalable software application. The software design contractor will be responsible for this task. Our management will supervise this step in the development cycle, benchmarking, and testing of the database along the way. We forecast that this work will take one month to complete and will begin after the set-up of the development server. Security procedures, including a daily backup, will be used from the start of the high level design work and carried forward to all stages of software development.

An inventory of available web sites willing to accept advertising will reside on a server in a data center selected by our Company directors. This content will be made available in an easy-to-use format, organized by topic. Labels being considered for the topics include Business, Cell Phones, Health & Fitness, Job Postings, Medical, Tourism & Travel and Seniors. Over the first two years we plan to monitor which topics are of most interest to our prospective advertisers and adjust our topics and inventory to meet their needs and requests.

Advertiser’s Module

This is the area of our web site that will be dedicated to prospective customers looking to buy advertising space. This area will feature a brief introduction and description of our services, a section to Create an Advertising Account, our online database organized by topic headings of web sites to choose from, an Advertising Format area where the buyer can select either a Text Ad to appear in Button format or a Banner Ad, and a Help section. A Shopping Cart feature will be added to the Advertiser’s Module so that the prospective customer purchasing advertising space can easily make his selections and arrange for online payment through the PayPal system.

When a prospective advertiser visits our web site, he will be able to review the topics, select one at a time, and drill down for more information on what web sites are available. If he decides to work with us, he will have to complete an Online Registration Form including contact information, his web site address, and the landing page for click-through ads on its web site, which in many cases will be the same as the home page of the web site. Once the registration form is completed, the advertiser will be able to proceed. As the advertiser makes its selections, a Shopping Cart will appear on the screen, and the advertiser will add his selections to the shopping cart, minimize as directed, and move to the next topic. Once his choice of web sites has been completed, he will be offered a checklist of advertising units, ranging from button style to banner. A Text Box will be available to enter the content for the Button Style ads. For banner ads, we will provide the prospective advertiser with two choices of banner ads and request that the advertiser upload images in gif, jpeg, or Flash file formats. Once the prospective advertiser has completed making its choices, the Shopping Cart will produce a Grand Total and request payment by credit card. We plan to use the PayPal system to process payments. Each request will be reviewed by our team. In the early stages, the reviewer will be one of our Company Directors. We plan for advertisements that are to appear with text only to be posted to the target location web site the same day. By the end of year two, we plan to be able to speed up the placement process to a completion within an hour of signing up and arranging for payment. Correspondence will be conducted by email to keep our costs down.

Publisher’s Module

We plan for the Publisher’s Module to be dedicated to owners of web sites who are willing to list their sites with us. Primary contact is most likely to be through webmasters who run the web sites. The term publisher is acknowledged throughout the internet as an appropriate designation for those companies that develop a web site and add content to it for the benefit of people surfing the net looking for information. We plan for our site to feature an invitation to web publishers to receive payment for allowing their web sites to be utilized though our service as digital billboards for other web sites. This area will include a page to encourage webmasters and owners to join our Affiliate Network Group. In this area, we will offer details about how the system will operate, as well as instructions for setting up an Affiliate Registration Page to collect their contact information and to make them familiar with how they will get paid. After the publisher has registered and created an account, it will be able to review advertising details, monthly reports summaries, money owed, and payments made.

Administrative Module

We plan for this area of the web site to be for internal use only. In the early stages, our Directors will handle the administrative functions, such as the approval and review of all applications from publishers and prospective customers. They will also be able to suspend accounts, add credit, authorize payments and generate reports.

Information Only Web-Site

We plan to complete our preliminary information-only web site about the Company by the end of 2008. The preliminary web site will offer general information about the Company, and our planned products and services. This information- only web site will remain active until the e-commerce web site is available for launch.

Demonstration section

We plan to have an online demonstration section on our web site for both prospective customers who are interested in buying advertising space, and for web site publishers, who will list their sites with us. The demonstration section will include the range of web sites by topic area with statistics on most popular, recent marketing trends, and testimonials once we have clients. Prospective customers will also be able to view the different choices they have between text box ads and banner ads, with the size specifications illustrated by several examples.

We plan to retain the services of a software developer on a consulting basis for the first two or three years of our operation to work on system upgrades. Our web application will reside at http://adtomize.com.

Marketing & Sales Strategy

Our marketing strategy will be multi-faceted. One part will focus on promoting the site through online ads; a second will be email broadcasts to lists that we will acquire from list brokers; and a third will be attending high profile internet conferences where we can meet webmasters and publishers face-to-face while we pitch our services.

Online Advertising

The bulk of our advertising and promotional activities will be centered on an online advertising campaign using Google Adwords http://www.google.ca/intl/en/ads/. We have selected Google because of its success and popularity for web users when they want to find something using an internet search. The Google Adwords program will allow us to customize the text of the advertisement, the frequency of the advertisement’s appearance, and the length of the contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

Two types of ads will be used. The first type will target web site owners who want to buy ads on high-traffic web sites. This group will be our customers. The second type of advertisement will target webmasters and publishers that have space available on their web sites and are willing to accept advertising. These web sites will become our inventory.

Email Advertising Campaign

We anticipate that an information style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with both publishers and potential customers. In this regard, we are considering acquiring email lists, something that can be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

We are also considering two other marketing tactics. First, we are considering publishing a monthly online newsletter about trends in the industry that we would distribute at no charge to interested parties. The purpose of publishing an online newsletter would be to increase brand name recognition. Second, we are considering writing articles that could be published in our online newsletter, or that may be submitted by us to niche market trade journals. We may be able to gain further brand name exposure by writing articles and submitting them to targeted hard copy publications on topics such as “How to increase your sales using online advertising.”

Industry Trade Shows

Attending industry trade shows will be the third level of our marketing campaign. We hope that being out in front of the online community will provide an excellent opportunity to make face-to-face contacts and to begin to develop relationships with both prospective customers and suppliers, the publishers of web sites. High volume trade shows would give us both direct contact opportunities during the trade shows as well as prove us with a list of attendees whom we may contact to work with after the conferences.

Once our own web site is up and running and the first group of customers have signed up, we will begin to review possible industry trade shows that we may attend. No financial commitments to this marketing approach will be taken until the middle of year two of operations at the earliest.

Search Engine Optimization

An in-house marketing strategy that we plan to employ is to install meta-tags on every one of the pages to our web site. Meta-tags are code words that reside in the hidden infrastructure of a web page and help to highlight a web page when someone is using a search engine to find information. For example, by including the words “online advertising” in our web page, our web page will appear higher on the search page results of search engines like Google, Yahoo, AltaVista, Dogpile and others. This approach is commonly referred to as search engine optimization. By achieving a higher ranking in the search page results, we hope to increase the number of web visitors that come to see our web page and decide to do business with us.

We plan to perform a quarterly review to monitor the effectiveness of our entire marketing plan.

Sales Revenue Model

Sales revenue will come from companies, organizations, and individuals who are interested in buying online advertising. We will receive a percentage of the advertising dollars spent by these advertisers on purchasing advertising space on our publishers’ web sites. We plan to use the industry standard cost-per-click method of tracking the number of web site visitors that see an advertisement on one of our publisher’s web sites and click through to our customer’s web site. As the online broker, we plan to collect a 33% commission on each completed advertising transaction.

A tiered pricing structure will be published in the advertisers section of our web site. Prior to the official launch of our web site, our Directors will conduct a review of the going rates for online advertising and then develop our own pricing schedule. We will charge our customers’ credit cards through the PayPal system for their orders. The customer will have the option to end the advertising contract period at any time.

Services for Web Publishers

As a virtual online business, we will have the flexibility of customizing the number of delivery units at a small incremental cost to our business. Our focus will be on signing up web publishers at no charge to them. Building a diverse and substantial inventory of web sites that are willing to offer digital advertising space on their web sites will be a key factor in our success.

With the growing number of web sites and the popularity of online advertising, we hope to take advantage of these concurrent trends as we launch our business.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:

Consulting/Software Development	5,000
Advertising	6,000
Support Staff	2,000
Web-hosting	1,200
Office Rent	1,500
Office Equipment	1,000
Corporate Collateral	800
Telephone	1,500
Miscellaneous	1,000
Legal and Accounting	7,500
Transfer Agent	2,500
Expenses	30,000

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our services will be over the internet.

Dependence on One or a Few Major Customers

Our business plan and the nature of our service offering do not hinge on one or a few major customers; however, if we obtain one or more large corporate accounts, then we may end up being dependent on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop a software product and intend to protect our software product with copyright and trade secrecy laws. Beyond our trade name, we do not hold any other intellectual property.

Existing or Probable Government Regulations

There are no existing government regulations, nor are we aware of any regulations being contemplated that would adversely affect our ability to operate.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the internet. The adoption of any such laws or regulations may decrease the growth of commerce over the internet, increase our cost of doing business, or otherwise have a harmful effect on our business.
To date, governmental regulations have not materially restricted the use or expansion of the internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

•	Sales and other taxes;
•	User privacy;
•	Pricing controls;
•	Characteristics and quality of products and services;
•	Consumer protection;
•	Libel and defamation;
•	Copyright, trademark and patent infringement; and
•	Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have not incurred any costs to date and have plans to undertake certain research and development activities during the first year of operation. For a detailed description see "Plan of Operation".

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

Description of Property

We do not own any real property. We currently maintain our corporate office at 200 South Virginia Street, 8th Floor, Reno, NV 89501. We pay monthly rent of $100 to Sierra Business Center for use of this space. This space is sufficient until we commence full operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q and current reports on Form 8-K.

MANAGEMENT

The name, age and position of each of our Directors and executive officers are as follows:

Name	Age	Position

Lester G. Manalo	29	President, Treasurer, and Director

Ronald A.T. Lopez	28	Secretary and Director

Mr. Lester G. Manalo

Mr. Lester G. Manalo has been our President, Treasurer and a Director since we were incorporated on July 31, 2007.

Mr. Manalo earned his Bachelor of Science in Computer Science at University of the City of Manila in Manila, Philippines in 1999.

Since July 2003, Mr. Manalo has been employed as an Information Technology Specialist / Supervisor for William Gothong & Aboitiz Supercommerce Inc. in Manila, Philippines. Mr. Manalo has experience performing project management work on networks and systems, and creating related documentation, including work with advanced products from Oracle.

From September 2001 to January 2003, Mr. Manalo was employed as an IT Specialist at Transnational E-Business Solutions Inc. in the Philippines. This company provided contact center services, application development, computer based training development, remote data processing, web development and technical support services.

From June 2000 through September 2001, Mr. Manalo worked for an affiliate of Transnational Diversified Group Inc. as an IT Specialist. Prior to working with Transnational, Mr. Manalo was employed as a Technical Advisor for Infocom Technologies Inc., a local internet services provider, where he was responsible for telephonic customer support.

Mr. Ronald A.T. Lopez

Mr. Lopez has been our Secretary and a Director since our inception on July 31, 2007. Since 2006, Mr. Lopez has been employed as a Sales/Application Engineer at Instrumentation & Control Specialist, Inc. in the Philippines. From August 2002 through October 2005, Mr. Lopez worked at Urban Rural Balance, Inc. in the Philippines as a Researcher/Statistician on research projects for the Pasig River Rehabilitation Commission and the External Monitoring of the Resettlement Action Plan. Mr. Lopez was in charge of the data review and data collection of surveys for the monitoring and annual evaluation of the project. He received his Bachelors of Science degree from Newport University in Istanbul in Computer Science Engineering in 2003, and has extensive certifications in Cisco networks as well as in-depth knowledge of various programming languages such as Visual Basic, .Net, ASP and PHP.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members, and the shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert". As such, our entire Board of Directors acts as our audit committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors. Thus, there is a potential conflict of interest in that our Directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our Directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
					Awards
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	Pay-outs LTIP Pay-outs	All Other
Mr. Lester G. Manalo	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President, Treasurer and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Mr. Ronald A. T. Lopez	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Secretary and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)  We were incorporated on July 31, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below and the compensation arrangements which are described under the section of this prospectus entitled “Compensation Discussion and Analysis”, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On July 31, 2007 pursuant to the terms of a subscription agreement we sold 500,000 shares of our common stock to Mr. Ronald A. T. Lopez, our Secretary and Director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Ronald A. T. Lopez who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 31, 2007, pursuant to the terms of a subscription agreement we sold 500,000 shares of our common stock to Mr. Lester G. Manalo, our President, Treasurer and Director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Lester G. Manalo who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of March 31, 2008, there is a balance owing to Mr. Lester G Manalo of the Company in the amount of $1,542 for the advance payment of certain operational expenses.

Our officers and Directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 1, 2008 and as adjusted to reflect the sale of the common stock in this offering for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 1,840,000 shares of common stock outstanding as of May 1, 2008.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Adtomize Inc., 200 South Virginia Street, 8th Floor, Reno, NV 89501.

The percentages below are calculated based on 1,840,000 shares of our common stock issued and outstanding as of May 1, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common Stock	Mr. Manalo	500,000	27.17%

Common Stock	Mr. Lopez	500,000	27.17%

All officers as a Group		1,000,000	54.35%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 840,000 common shares on behalf of the selling stockholders.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	Ordinary broker transactions, which may include long or short sales,
•	Transactions involving cross or block trades on any securities or market where our common stock is trading,
•	Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
•	In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or
•	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management".

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have appointed Island Stock Transfer as transfer agent for our shares of common stock. Island Stock Transfer is located at 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of May 1, 2008, we will have outstanding an aggregate of 1,840,000 shares of our common stock. Of these shares, 840,000 when registered pursuant to this offering will be freely tradable without restriction or further registration under the Securities Act.

The remaining 1,000,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Of these restricted securities all such shares will be eligible for resale under Rule 144, subject to volume limitations. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 18,400 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to March 31, 2008, included in this prospectus have been audited by Moore and Associates, Chartered as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of Adtomize, Inc. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

ADTOMIZE, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
March 31, 2008

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Adtomize, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Adtomize, Inc. (A Development Stage Company) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from inception (July 31, 2007) to March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adtomize, Inc. (A Development Stage Company) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from inception (July 31, 2007) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
April 25, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Adtomize Inc.
(A Development Stage Company)
Balance Sheet
March 31, 2008

Asset

Cash		$40,050

Total Assets		$40,050

Liabilities

Accounts payable and accruals		$5,000
Due to stockholder		$1,592

Total Liabilities		$6,592

Stockholders` Equity (Note 3)

Common stock authorized – 100,000,000 common shares with a par value of $0.0001
Common stock issued and outstanding – 1,840,000 common shares		$184
Additional paid in capital		$49,816
Deficit accumulated during the development stage	$	(16,542)

Total Stockholders’ Equity		$33,458

Total Liabilities and Stockholders’ Equity		$40,050

The accompanying notes are an integral part of these financial statements

Adtomize Inc.
(A Development Stage Company)
Statement of Operations
For the period from Inception (July 31, 2007) to March 31, 2008

Period from
Inception
(July 31, 2007)
to
March 31, 2008

Revenue	$-

Expenses:
General and administrative	$(16,542)

Provision for income taxes	-

Net (loss)	$(16,542)

Basic and diluted (loss) per common share	$(0.00)

Weighted average number of common shares outstanding	1,840,000

The accompanying notes are an integral part of these financial statements

Adtomize Inc.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from Inception (July 31, 2007) to March 31, 2008

			Additional
	Common Shares		Paid-in	Accumulated	Total
	Issued Shares	Amount	Capital	Deficit	Equity

Balance, July 31, 2007 (date of inception)	-	$-	$-	$-	$-

Shares issued to founder on July 31, 2007	1,840,000	184	49,816	-	50,000
Net (loss)	-	-	-	(16,542)	(16,542)

Balance, March 31, 2008	1,840,000	184	49,816	(16,542)	33,458

The accompanying notes are an integral part of these financial statements

Adtomize Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period from Inception (July 31, 2007) to March 31, 2008

Period from
Inception
(July 31, 2007)
to
March 31, 2008

Operating Activities

Net (loss)	$(16,542)
Increase in accounts payable	5,000

Cash from operating activities	(11,542)

Financing Activities

Increase in due to stockholder	1,592
Sale of stock	50,000

Cash from financing activities	51,592

Increase in cash	40,050
Cash, opening	-

Cash, closing	$40,050

Supplemental information:

Taxes paid	$-
Taxes paid	$-

Non-cash activities:

Stock issued for services	$-
Stock issued for accounts payable	$-
Stock issued for notes payable and interest	$-
Stock issued for convertible debentures and interest	$-
Convertible debentures issued for services	$-
Warrants issued	$-
Stock issued for penalty on default of convertible debenture	$-
Note payable issued for finance charges	$-
Forgiveness of note payable and accrued interest	$-

The accompanying notes are an integral part of these financial statements

Adtomize Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 1 – Nature of Operations

Adtomize Inc. (“the Company”), incorporated in the state of Nevada on July 17, 2007, is a private company focused on developing and offering a system to facilitate the buying and selling of internet advertising banners on high traffic websites.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company's financial instrument consists of amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Advertising

The Company has had no advertising activity since inception.

Adtomize Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 2 – Significant Accounting Policies (continued)

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Note 3 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 – Capital stock

Common Shares - Authorized

The company has 100,000,000 common shares authorized at a par value of $0.0001 per share.

Common Shares – Issued and Outstanding

During the year, the company issued 1,840,000 common shares for total proceeds of $50,000.
As at March 31, 2008, the company has no warrants or options outstanding.

Adtomize Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 5 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $3,639, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $2,000.

The following table reconciles the amount of income tax recoverable on application of the statutory Canadian federal and provincial income tax rates:

The company has non-capital losses of $16,542.

Note 6 – Related Party Transaction

As at March 31, 2008, there is a balance owing to a stockholder of the Company in the amount of $1,542.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Adtomize Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 7 – Going Concern (continued)

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $16,542 as of March 31, 2008. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Note 8 – Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Adtomize Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008

Note 8 – Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	4
Legal, accounting fees and expenses (1)	20,000

Total (1)	20,004

   (1) Estimated.

ITEM 14. Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, Director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On November 22, 2008, we issued and sold 840,000 shares of our common stock to our non-US seed capital investors at a purchase price of $0.05 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-U.S. person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

On July 31, 2007, pursuant to the terms of a subscription agreement we sold 500,000 shares of our common stock to Mr. Ronald A. T. Lopez, our Secretary and Director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Ronald A. T. Lopez who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 31, 2007, pursuant to the terms of a subscription agreement we sold 500,000 shares of our common stock to Mr. Lester G. Manalo, our President, Treasurer and Director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Lester G. Manalo who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock Certificate.

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1	Consent of Moore & Associates, Chartered.

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Makati City, Philippines on May 9, 2008.

ADTOMIZE, INC.

By:	/s/ Lester G. Manalo
Name: Lester G. Manalo
Title: President, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: May 9, 2008	/s/ Lester G. Manalo
Name: Lester G. Manalo
Title: President, Treasurer and Director
(Principal Executive and Principal Financial and Accounting Officer)

Date: May 9, 2008	/s/ Ronald A. T. Lopez
Name: Ronald A. T. Lopez
Title: Secretary and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lester G. Manalo and Ronald A. T. Lopez, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lester G. Manalo	President, Treasurer and Director
Lester G. Manalo	(Principal Executive and Principal Financial and Accounting Officer)	May 9, 2008

/s/ Ronald A. T. Lopez	Secretary and Director
Ronald A. T. Lopez		May 9, 2008